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Coopers    Coopers & Lybrand L.L.P.    One Metropolitan Square   telephone
& Lybrand                              Suite 2200                (314) 462-3200
                                       St. Louis, Missouri       facsimile
                                       63102-2737                (314) 241-3371

           a professional services firm


                                       May 24, 1996



Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by KV Pharmaceutical Company (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of May, 1996. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.

MRL/lms
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 JPT


 Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland